UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2015

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Qualys, Inc. (“Qualys”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 27,686,160 shares of Qualys’ common stock, or approximately 81.56% of the total shares entitled to vote, were present and voted on the following two proposals, each of which is described in more detail in Qualys’ definitive proxy statement filed with the United States Securities and Exchange Commission on April 21, 2015:

Proposal One – Election of Directors. The following nominees were elected as Class III directors to serve until the 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Philippe F. Courtot	23,071,306	346,669	4,268,185
Jeffrey P. Hank	22,923,600	494,375	4,268,185
Howard A. Schmidt	23,261,091	156,884	4,268,185

Qualys’ Board of Directors is comprised of seven members who are divided into three classes with overlapping three-year terms. The term of Qualys’ Class I directors, Sandra E. Bergeron and Kristi M. Rogers, will expire at the 2016 Annual Meeting of Stockholders. The term of Qualys’ Class II directors, Donald R. Dixon and General Peter Pace, will expire at the 2017 Annual Meeting of Stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as Qualys’ independent registered public accounting firm for its fiscal year ending December 31, 2015 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,647,541	30,056	8,563	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Bruce K. Posey
Bruce K. Posey
Vice President, General Counsel and Corporate Secretary

Date: June 5, 2015